Exhibit 99.1

Southland Announces Third Quarter 2026 Results

GRAPEVINE, Texas, November 12, 2026 – Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter ended September 30, 2026.

●	Revenue of $233.8 million for the quarter ended September 30, 2026, compared to $213.3 million for the quarter ended September 30, 2025.

●	Gross profit of $20.6 million for the quarter ended September 30, 2026, compared to $1.9 million in gross profit for the quarter ended September 30, 2025.

●	Gross profit margin of 8.8% for the quarter ended September 30, 2026, compared to 0.9% gross profit margin for the quarter ended September 30, 2025.

●	Other income, net of $32.4 million for the quarter ended September 30, 2026, compared to $2.0 million in other income, net for the quarter ended September 30, 2025. The increase was primarily driven by $28.7 million of other income related to the previously disclosed settlement with Liberty Mutual in connection with the Washington State Convention Center Project.

●	Net income attributable to stockholders of $33.7 million, or $0.62 per diluted share for the quarter ended September 30, 2026, compared to a net loss attributable to stockholders of $75.3 million, or $(1.39) per share for the quarter ended September 30, 2025.

●	EBITDA of $43.2 million for the quarter ended September 30, 2026, compared to $(3.5) million for the quarter ended September 30, 2025.(1)

●	Backlog of $1.71 billion.(1)

(1)	Please refer to “Non-GAAP Financial Measures” and reconciliations for our non-GAAP financial measures, including “EBITDA” and “Backlog”

“Our third quarter results reflect continued execution of our strategic plan and an improvement in our operating performance,” said Frank Renda, Southland’s President & Chief Executive Officer. “During the quarter, we improved gross margin to 8.8%, delivered operating income of $7.0 million, and grew our backlog to $1.71 billion. This marks meaningful progress, and we remain focused on the work ahead. Demand for our services continues to be strong, and we believe Southland is well positioned to convert its share of new opportunities into profitable awards.”

2026 Third Quarter Results

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands)	September 30, 2026	September 30, 2025
Revenue	$233,775	$213,343
Cost of construction	213,189	211,402
Gross profit	20,586	1,941
Selling, general, and administrative expenses	13,628	14,587
Operating income (loss)	6,958	(12,646)
Gain (loss) on investments, net	(5)	50
Other income, net	32,402	1,973
Interest expense	(4,109)	(9,166)
Earnings (losses) before income taxes	35,246	(19,789)
Income tax expense	543	57,194
Net income (loss)	34,703	(76,983)
Net income (loss) attributable to noncontrolling interests	990	(1,714)
Net income (loss) attributable to Southland stockholders	$33,713	$(75,269)

Net income (loss) per share attributable to common stockholders
Basic(1)	$0.62	$(1.39)
Diluted(1)	$0.62	$(1.39)
Weighted average shares outstanding
Basic(1)	54,473,554	54,113,036
Diluted(1)	54,490,750	54,113,036

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended September 30, 2025, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended September 30, 2026, was $233.8 million, an increase of $20.4 million, or 9.6%, compared to the three months ended September 30, 2025. The Materials & Paving business contributed $17.4 million to revenue in the three months ended September 30, 2026.

Gross profit for the three months ended September 30, 2026, was $20.6 million compared to gross profit of $1.9 million for the three months ended September 30, 2025. Gross margin increased from 0.9% to 8.8% for the three months ended September 30, 2026, compared to the three months ended September 30, 2025. The Materials & Paving business negatively impacted gross profit by $10.2 million in the three months ended September 30, 2026.

Selling, general, and administrative costs for the three months ended September 30, 2026, were $13.6 million, a decrease of $1.0 million, or 6.6%, compared to the three months ended September 30, 2025. Selling, general, and administrative costs as a percent of revenue were 5.8% for the three months ended September 30, 2026, compared to 6.8% for the three months ended September 30, 2025.

Condensed Consolidated Statements of Operations (unaudited)

	Nine Months Ended
(Amounts in thousands)	September 30, 2026	September 30, 2025
Revenue	$519,486	$668,211
Cost of construction	574,889	632,823
Gross profit (loss)	(55,403)	35,388
Selling, general, and administrative expenses	45,276	44,624
Operating loss	(100,679)	(9,236)
Gain on investments, net	209	126
Other income, net	38,923	4,294
Interest expense	(20,126)	(28,023)
Losses before income taxes	(81,673)	(32,839)
Income tax expense (benefit)	(1,050)	56,820
Net loss	(80,623)	(89,659)
Net income (loss) attributable to noncontrolling interests	(1,717)	468
Net loss attributable to Southland stockholders	$(78,906)	$(90,127)

Net loss per share attributable to common stockholders
Basic(1)	$(1.45)	$(1.67)
Diluted(1)	$(1.45)	$(1.67)
Weighted average shares outstanding
Basic(1)	54,281,990	54,028,363
Diluted(1)	54,281,990	54,028,363

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the nine months ended September 30, 2026, and September 30, 2025, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the nine months ended September 30, 2026, was $519.5 million, a decrease of $148.7 million, or 22.3%, compared to the nine months ended September 30, 2025. The Materials & Paving business contributed $40.1 million to revenue in the nine months ended September 30, 2026.

Gross loss for the nine months ended September 30, 2026, was $55.4 million compared to gross profit of $35.4 million for the nine months ended September 30, 2025. Gross margin decreased from 5.3% to (10.7)% for the nine months ended September 30, 2026, compared to the nine months ended September 30, 2025. The Materials & Paving business negatively impacted gross profit by $39.6 million in the nine months ended September 30, 2026.

Selling, general, and administrative costs for the nine months ended September 30, 2026, were $45.3 million, an increase of $0.7 million, or 1.5%, compared to the nine months ended September 30, 2025. Selling, general, and administrative costs as a percent of revenue were 8.7% for the nine months ended September 30, 2026, compared to 6.7% for the nine months ended September 30, 2025.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	September 30, 2026		September 30, 2025
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$107,342	45.9%	$99,481	46.6%
Transportation	126,433	54.1%	113,862	53.4%
Total revenue	$233,775	100.0%	$213,343	100.0%

	Nine Months Ended
(Amounts in thousands)	September 30, 2026		September 30, 2025
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$252,121	48.5%	$283,927	42.5%
Transportation	267,365	51.5%	384,284	57.5%
Total revenue	$519,486	100.0%	$668,211	100.0%

Segment Gross Profit (Loss)

	Three Months Ended
(Amounts in thousands)	September 30, 2026		September 30, 2025
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$14,308	13.3%	$10,398	10.5%
Transportation	6,278	5.0%	(8,457)	(7.4)%
Gross profit	$20,586	8.8%	$1,941	0.9%

	Nine Months Ended
(Amounts in thousands)	September 30, 2026		September 30, 2025
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$1,886	0.7%	$47,164	16.6%
Transportation	(57,289)	(21.4)%	(11,776)	(3.1)%
Gross profit (loss)	$(55,403)	(10.7)%	$35,388	5.3%

EBITDA Reconciliation

	Three Months Ended		Nine Months Ended
(Amounts in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to Southland stockholders	$33,713	$(75,269)	$(78,906)	$(90,127)
Depreciation and amortization	5,000	5,629	16,081	17,530
Income tax expense (benefit)	543	57,194	(1,050)	56,820
Interest expense	4,109	9,166	20,126	28,023
Interest income	(174)	(221)	(542)	(1,473)
EBITDA	43,191	(3,501)	(44,291)	10,773

Backlog

(Amounts in thousands)
Balance December 31, 2025	$2,031,080
New contracts, change orders, and adjustments	202,745
Less: contract revenue recognized in 2026	(519,486)
Balance September 30, 2026	$1,714,339

Condensed Consolidated Balance Sheets (unaudited)

	As of
(Amounts in thousands, except share and per share data)	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$35,936	$52,713
Restricted cash	10,875	14,755
Accounts receivable, net	122,569	145,031
Retainage receivables	97,630	101,779
Contract assets	257,191	389,362
Other current assets	26,297	30,326
Total current assets	550,498	733,966

Property and equipment, net	87,644	107,305
Right-of-use assets	8,570	10,524
Investments - unconsolidated entities	124,067	129,696
Investments - limited liability companies	2,262	2,323
Investments - private equity	2,387	2,588
Deferred tax asset	20	3
Goodwill	1,528	1,528
Intangible assets, net	1,180	1,180
Other noncurrent assets	-	167
Total noncurrent assets	227,658	255,314
Total assets	$778,156	$989,280

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$85,998	$224,915
Retainage payable	27,629	36,977
Accrued liabilities	53,510	80,011
Current portion of long-term debt	39,618	53,731
Short-term operating lease liabilities	6,717	6,808
Contract liabilities	181,730	252,543
Total current liabilities	395,202	654,985

Long-term debt	386,479	203,971
Long-term operating lease liabilities	12,853	16,403
Deferred tax liabilities	1,509	3,032
Financing obligations, net	41,352	41,440
Long-term accrued liabilities	58,075	58,075
Surety payable	55,366	103,205
Other noncurrent liabilities	40,599	40,675
Total long-term liabilities	596,233	466,801
Total liabilities	991,435	1,121,786

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding as of September 30, 2026 and December 31, 2025	-	-
Common stock, $0.0001 par value, authorized 500,000,000 shares, 54,508,944 and 54,113,036 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	5	5
Additional paid-in-capital	294,092	293,237
Accumulated deficit	(510,064)	(431,158)
Accumulated other comprehensive loss	(3,662)	(3,018)
Total stockholders’ equity (deficit)	(219,629)	(140,934)
Noncontrolling interest	6,350	8,428
Total equity (deficit)	(213,279)	(132,506)
Total liabilities and equity	$778,156	$989,280

Condensed Consolidated Statement of Cash Flows (unaudited)

	Nine Months Ended
(Amounts in thousands)	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net loss	$(80,623)	$(89,659)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	16,081	17,530
Amortization of deferred financing costs	1,412	1,387
Gain on extinguishment of surety payable	(28,703)	-
Deferred taxes	(1,450)	57,218
Share based compensation	885	820
Gain on sale of assets	(10,099)	(2,743)
Foreign currency remeasurement (gain) loss	82	(53)
Loss (earnings) from equity method investments	2,835	(8,131)
Gain on trading securities, net	(209)	(126)
Changes in assets and liabilities:
Accounts and retainage receivables	49,278	2,861
Contract assets	109,425	(11,055)
Other current assets	4,030	(8,851)
Right-of-use assets	1,954	4,997
Accounts payable, retainage payable and accrued liabilities	(174,598)	28,174
Contract liabilities	(70,825)	18,498
Operating lease liabilities	(2,078)	(4,976)
Other noncurrent liabilities	(5,000)	-
Other	3,920	1,002
Net cash provided by (used in) operating activities	(183,683)	6,893

Cash flows from investing activities:
Purchase of property and equipment	(1,509)	(3,446)
Proceeds from sale of property and equipment	13,096	6,264
Distributions from other investments	410	271
Distributions from investees	-	184
Capital contribution to unconsolidated investments	-	(184)
Return of investment in limited liability company	61	-
Net cash provided by investing activities	12,058	3,089

Cash flows from financing activities:
Advancement of surety funds	220,740	-
Payments on notes payable	(67,867)	(39,010)
Payments of deferred financing costs	-	(297)
Payments to related parties	(4)	(3)
Payments on finance lease and financing obligations	(1,643)	(832)
Distribution to members	(217)	-
Payment of taxes related to net share settlement of RSUs	(30)	(121)
Net cash provided by (used in) financing activities	150,979	(40,263)

Effect of exchange rate on cash	(11)	64

Net decrease in cash and cash equivalents and restricted cash	(20,657)	(30,217)
Beginning of period	67,468	87,561
End of period	$46,811	$57,344

Supplemental cash flow information
Cash paid for income taxes	$775	$734
Cash paid for interest	$15,154	$26,781
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$2,184	$9,311
Assets obtained in exchange for notes payable	$-	$5,585

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Friday, November 13, 2026. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunneling, communications, data centers, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), backlog, and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying table for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: EBITDA (non-GAAP financial measures) to net income (loss) attributable toSouthland stockholders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Keith Bassano

Chief Financial Officer

kbassano@southlandholdings.com

Alex Murray

Vice President, Corporate Development & Investor Relations

amurray@southlandholdings.com